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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              FIFTH THIRD BANCORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              FIFTH THIRD BANCORP
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                           [FIFTH THIRD BANCORP LOGO]

                             CINCINNATI, OHIO 45263

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                February 9, 2000

To the Shareholders of Fifth Third Bancorp:

     You are cordially invited to attend the Annual Meeting of the Shareholders of Fifth Third Bancorp to be held at the offices of Fifth Third Bank, William S. Rowe Building, 38 Fountain Square Plaza, Cincinnati, Ohio on Tuesday, March 21, 2000 at 11:30 a.m. for the purposes of considering and acting upon the following:

     (1) Election of eight (8) Class II Directors to serve until the Annual Meeting of Shareholders in 2003.

     (2) The proposal described in the attached Proxy Statement to amend Article Fourth of the Amended Articles of Incorporation to increase the authorized number of shares of Common Stock, without par value, from 500,000,000 shares to 650,000,000 shares. The proposed Amendment is attached as Annex 2 to the Proxy Statement and incorporated therein by reference.

     (3) Approval of the appointment of the firm of Deloitte & Touche LLP to serve as independent auditors for the Company for the year 2000.

     (4) Transaction of such other business that may properly come before the Meeting or any adjournment thereof.

     Shareholders of record at the close of business on January 31, 2000 will be entitled to vote at the Meeting.

     ALL PERSONS WHO FIND IT CONVENIENT TO DO SO ARE INVITED TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY WITH THIS NOTICE AT YOUR EARLIEST CONVENIENCE.

                                          By Order of the Board of Directors

                                          MICHAEL K. KEATING
                                          Secretary

                              FIFTH THIRD BANCORP
                            38 FOUNTAIN SQUARE PLAZA
                             CINCINNATI, OHIO 45263

                                PROXY STATEMENT

     The Board of Directors of Fifth Third Bancorp (the "Company") is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Shareholders to be held on March 21, 2000 (the "Meeting"). Each of the 309,317,262 shares of Common Stock outstanding on January 31, 2000 is entitled to one vote on all matters acted upon at the Meeting, and only Shareholders of record on the books of the Company at the close of business on January 31, 2000 will be entitled to vote at the Meeting, either in person or by proxy. The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person giving a proxy may revoke it by giving notice to the Company in writing or in open meeting at any time before it is voted.

     The laws of Ohio under which the Company is incorporated provide that if notice in writing is given by any Shareholder to the President, a Vice President, or the Secretary of the Company not less than forty-eight (48) hours before the time fixed for holding a meeting of Shareholders for the purpose of electing Directors that such Shareholder desires that the voting at such election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the Shareholder giving such notice, each Shareholder shall have the right to cumulate such voting power as he possesses in voting for Directors.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by the Directors, Officers, and other regular employees of the Company, who will receive no compensation therefor in addition to their regular compensation. Brokers and others who hold stock on behalf of others will be asked to send proxy material to the beneficial owners of the stock, and the Company will reimburse them for their expenses.

     The Company may retain D.F. King & Co., Inc., a proxy solicitation firm, to assist the Company in soliciting proxies. As of the date of this Proxy Statement, the Company has not engaged D.F. King to assist in the solicitation of proxies for the Meeting, but may do so prior to the Meeting. If the Company does retain D.F. King to assist in soliciting proxies for the Meeting, the Company anticipates that the costs of these services would not exceed $5,000.

     The Annual Report of the Company for the year 1999, including financial statements, has been mailed to all Shareholders. Such report and financial statements are not a part of this Proxy Statement.

                           CERTAIN BENEFICIAL OWNERS

     Under Section 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following are the only Shareholders deemed to be beneficial owners of 5% or more of the Common Stock of the Company as of December 31, 1999:

                         NAME AND ADDRESS OF            AMOUNT AND NATURE      PERCENT
TITLE OF CLASS             BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP   OF CLASS
--------------           -------------------         -----------------------   --------
Common Stock       Cincinnati Financial Corporation        48,310,150(1)        15.64%
                   6200 South Gilmore
                   Fairfield, Ohio 45014
Common Stock       Fifth Third Bancorp                     18,856,639(2)         6.11%
                   Subsidiary Banks
                   38 Fountain Square Plaza
                   Cincinnati, Ohio 45263

---------------

(1) Cincinnati Financial Corporation owns 37,397,650 shares of the Common Stock of the Company. Cincinnati Insurance Company, a subsidiary of Cincinnati Financial Corporation, owns 9,275,097 shares. Cincinnati Casualty Company, another subsidiary, owns 946,653 shares. Cincinnati Life Insurance Company, another subsidiary of Cincinnati Financial Corporation, owns 690,750 shares.

(2) There are eleven wholly-owned bank subsidiaries of the Company, which are beneficial owners of 8,827,434 shares. The banks hold these shares in a fiduciary capacity under numerous trust relationships, none of which relates to more than 5% of the shares, and have sole or shared voting power, and sole or shared investment power over these shares. The banks also hold shares in a non-discretionary capacity, and disclaim any beneficial interest in all shares held in these capacities.

                             ELECTION OF DIRECTORS

     In accordance with the Company's Code of Regulations, the Board of Directors is classified into three classes as nearly equal in number as the then total number of Directors constituting the whole Board permits. Each class is to be elected to separate three (3) year terms with each term expiring in different years. At each Annual Meeting the Directors or nominees constituting one class are elected for a three (3) year term. The term of those Directors listed below as Class II expires at the Annual Meeting on March 21, 2000 and this Class contains the nominees to be elected to serve until the Annual Meeting of Shareholders in 2003. Any vacancies that occur after the Directors are elected may be filled by the Board of Directors in accordance with law for the remainder of the full term of the vacant directorship.

     The Board of Directors intends to nominate for election as Class II Directors the eight (8) persons listed below, all of whom are presently serving as Class II Directors of the Company. It is the intention of the persons named in the Proxy to vote for the election of all nominees named. If any nominee(s) shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends. Nominees receiving the eight (8) highest totals of votes cast in the election will be elected as directors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the eight (8) nominees specified below unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

     At its December, 1999 meeting, the Board of Directors voted to increase the size of the Board from 21 to 24 members. The Board appointed Robert L. Koch, II, Thomas W. Traylor and Alton C. Wendzel to fill the vacancies created by the increase in the size of the Board of Directors.

     The following tables set forth information with respect to each Class II Director, all of whom are nominees for re-election at the Annual Meeting, and with respect to incumbent Directors in Classes I and III of the Board of Directors who are not nominees for re-election at the Annual Meeting.

                               CLASS II DIRECTORS
                              (TERMS EXPIRE 2000)

                                                                                  SHARES OF COMPANY
                                                                                    COMMON STOCK
                                                                                BENEFICIALLY OWNED ON
                                                                                DECEMBER 31, 1999(1)
                                                                               -----------------------
                                                                 DIRECTOR                     PERCENT
NAME, AGE AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS     SINCE        NUMBER(4)      OF CLASS
------------------------------------------------------------------------------------------------------
JOHN F. BARRETT(3), 50, President, CEO and Director of The         1988           57,161        .0185
Western-Southern Life Insurance Co. since March, 1994. For-
merly, President and COO, The Western-Southern Life Insurance
Co.
Director of Convergys Corporation and Andersons, Inc.

RICHARD T. FARMER, 65, Chairman and Director, Cintas               1982          102,609        .0332
Corporation, a service company that designs, manufactures and implements corporate identity uniform programs, since August,
1995. Formerly, Mr. Farmer was Chairman, CEO and Director of
Cintas Corporation.

ROBERT B. MORGAN(3), 65, Executive Counselor and Director of       1986           55,025        .0178
Cincinnati Financial Corporation and Cincinnati Insurance
Company.

BRIAN H. ROWE, 68, Chairman Emeritus, GE Aircraft Engines,         1980           51,470        .0167
General Electric Company since February, 1995. Previously,
Mr. Rowe was Chairman from September, 1993, and was President and CEO, GE Aircraft Engines, General Electric Company.
Director of Atlas Air, Inc., B/E Aerospace, Convergys
Corporation, Stewart & Stevenson Services, Inc., Textron
Inc., and Dynatech Corporation.

GEORGE A. SCHAEFER, JR.(2), 54, President and Chief Exec-          1988        1,507,217        .4865
utive Officer of Fifth Third Bancorp and Fifth Third Bank.
Director of Anthem Insurance, Inc.

JOHN J. SCHIFF, JR.(2),(3), 56, Chairman and Director of           1983          275,257        .0901
Cincinnati Financial Corporation and Cincinnati Insurance
Company. Retired as Chairman of John J. & Thomas R. Schiff &
Co., Inc., an insurance agency in December, 1996.
Director of Cinergy Corp., Standard Register Co., Cincinnati
Bengals and John J. & Thomas R. Schiff & Co., Inc.

DONALD B. SHACKELFORD, 67, Chairman, Fifth Third Bank,             1998        1,338,363        .4332
Central Ohio since June, 1998. Formerly, Vice Chairman of
State Savings Company and Chairman of State Savings Bank.
Director of The Limited, Inc., The Progressive Corporation
and Intimate Brands, Inc.

DUDLEY S. TAFT, 59, President and Director, Taft Broadcasting      1981           61,983        .0201
Company, investor in entertainment and media properties.
Director of Cinergy Corp., The Union Central Life Insurance
Company, United States Playing Card Co., and The Tribune
Company.

                                                                                  SHARES OF COMPANY
                                                                                    COMMON STOCK
                                                                                BENEFICIALLY OWNED ON
                                                                                DECEMBER 31, 1999(1)
                                                                               -----------------------
                                                                 DIRECTOR                     PERCENT
NAME, AGE AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS     SINCE        NUMBER(4)      OF CLASS
------------------------------------------------------------------------------------------------------
                                         CLASS III DIRECTORS
                                         (TERMS EXPIRE 2001)

DARRYL F. ALLEN, 56, Special Advisor to the Chairman, Eaton        1997            3,350        .0011
Corporation, since April 1999. Previously, Mr. Allen was
Chairman, CEO and President, Aeroquip-Vickers, Inc., formerly known as Trinova Corporation, a manufacturer and distributor of engineered components for industry, automotive, aerospace and defense.
Director of Milacron, Inc.

GERALD V. DIRVIN, 62, Retired April, 1994, as Executive Vice       1989           36,934        .0120
President and Director, The Procter & Gamble Company, manu-
facturers of household and consumer products.
Director of Cintas Corporation.

JOSEPH H. HEAD, JR.(2), 67, Chairman and Director, Atkins &        1987          135,334        .0438
Pearce, Inc., manufacturer of industrial textiles.
Director of Baldwin Piano & Organ Company, Hilltop Basic
Resources, Inc., Rotex, Inc., Sabin Robbins Paper Co. and
Robbins Inc.

ALLEN M. HILL, 54, CEO and President of DPL Inc. and its           1998           36,181        .0117
subsidiary The Dayton Power and Light Company.

JERRY L. KIRBY, 65, Chairman of Fifth Third Bank, Western          1998          204,471        .0662
Ohio. Formerly Chairman, President and CEO of Citfed Bancorp
and Citizens Federal Bank.
Director of Roberds Inc.

DR. MITCHEL D. LIVINGSTON, 55, Vice President for Student          1997            5,670        .0018
Affairs and Human Resources, University of Cincinnati.
Formerly, Dr. Livingston was Vice President for Student
Services, University of Albany.

JAMES E. ROGERS, 52, Vice Chairman, President, CEO and             1995            9,932        .0032
Director of Cinergy Corp., Cinergy Services, CG&E and PSI
Energy, since December, 1995, and Mr. Rogers was Vice Chair-
man, President and COO since October, 1994. Formerly, Mr.
Rogers was Chairman, President and CEO of PSI Energy.
Director of Duke Realty Investments, Inc.

ALTON C. WENDZEL, 69, President and CEO Coloma Frozen Foods,       1999           84,408        .0273
Inc. and Chairman of Greg Orchards and Produce, Inc. and Greg
Farms, Inc., growers and producers of fresh and frozen
produce.

                                                                                  SHARES OF COMPANY
                                                                                    COMMON STOCK
                                                                                BENEFICIALLY OWNED ON
                                                                                DECEMBER 31, 1999(1)
                                                                               -----------------------
                                                                 DIRECTOR                     PERCENT
NAME, AGE AND PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS     SINCE        NUMBER(4)      OF CLASS
------------------------------------------------------------------------------------------------------
                               CLASS I DIRECTORS
                              (TERMS EXPIRE 2002)

THOMAS B. DONNELL(2), 53, Chairman, Fifth Third Bank,              1984          518,566        .1679
Northwestern Ohio, National Association (Toledo, Ohio).
JOAN R. HERSCHEDE, 60, President and CEO of The Frank              1991           30,480        .0099
Herschede Company, an investment holding company.

WILLIAM G. KAGLER, 67, Retired as Chairman of Skyline Chili        1983           54,841        .0178
Inc., a restaurant and frozen food product manufacturer,
since October, 1995. Formerly, Mr. Kagler was Chairman of the
Executive Committee since November, 1994, and was Chairman,
CEO and Director of Skyline Chili, Inc. since November, 1992 and was President, CEO and Director of Skyline Chili, Inc.
from 1984-1992. Previously, Mr. Kagler served as President of
Kagler & Associates, Inc., a consulting firm, and President
of the Kroger Co.
Director of The Union Central Life Insurance Company and The
Ryland Group, Inc.

JAMES D. KIGGEN(2), 67, Director of Xtek, Inc., manufacturer       1982           89,811        .0291
of hardened steel parts, since November, 1995. Formerly, Mr.
Kiggen was Chairman, President, CEO and Director of Xtek,
Inc.
Chairman of the Board of Directors of BroadWing Inc.
(formerly Cincinnati Bell, Inc.), provider of communication
services

ROBERT L. KOCH II, 61, President of Koch Enterprises, Inc., a      1999          173,356        .0561
manufacturing company.
Director of Sigcorp, Inc. and Bindley Western Industries,
Inc.

DAVID E. REESE, 59, Chairman, Fifth Third Bank, Southwest,         1998          337,590        .1093
F.S.B. Formerly Vice Chairman of State Savings Company from
July, 1972 to June, 1998, and Chairman of State Savings Bank,
F.S.B. from June 1992 to June 1998. Mr. Reese was also
Chairman of Sundance Broadcasting, Inc., owner of commercial radio stations, from 1987 to 1996, and Sundance Broadcasting of Idaho, Inc., owner of commercial radio stations, from 1978 to 1996.

DENNIS J. SULLIVAN, JR.(2), 67, Executive Counselor of Dan         1984           54,314        .0176
Pinger Public Relations, Inc., a public relations agency,
since February, 1993. Formerly, Executive Vice President,
Chief Financial Officer and Director of Cincinnati Bell, Inc.
and Cincinnati Bell Telephone Company.
Director of Anthem Insurance, Inc., and Kalthoff
International, Inc.

THOMAS W. TRAYLOR, 60, CEO of Traylor Bros., Inc., an              1999          220,423        .0714
underground and marine construction company.
All Directors and Executive Officers as a Group (37 persons).                  8,805,947       2.8171

---------------

(1) As reported to Fifth Third Bancorp by the Directors as of the date stated. Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.

(2) Members of the Executive Committee of the Board of Directors.

(3) Messrs. Morgan and Schiff, Jr. are Directors of Cincinnati Financial Corporation and Mr. Barrett is a Director of The Western-Southern Life Insurance Co., whose holdings of Company shares with their affiliates are more fully set forth above under the caption "Certain Beneficial Owners" in this Proxy Statement.

(4) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable, but unexercised stock options. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Allen, 3,125; Mr. Barrett, 23,096; Mr. Dirvin, 23,096; Mr. Donnell, 52,816; Mr. Farmer, 23,096; Mr. Head, 2,000; Ms. Herschede, 5,375; Mr. Hill, 11,045; Mr. Kagler,
    10,438; Mr. Kiggen, 23,096; Mr. Kirby, 109,688; Mr. Koch, 6,198; Mr.
    Livingston, 4,357; Mr. Morgan, 23,096; Mr. Reese, 39,500; Mr. Rogers, 9,595; Mr. Rowe, 23,096; Mr. Schaefer, 911,877; Mr. Schiff, 5,375; Mr. Shackelford, 39,500; Mr. Sullivan, 2,000; Mr. Taft, 15,501, Mr. Traylor, 6,198; Mr.
    Wendzel, 3,131. The amount shown for Mr. Koch also includes convertible capital securities which are convertible to 766 shares of Common Stock of the Company. The aggregate number of shares issuable upon the exercise of currently exercisable, but unexercised stock options, held by the Executive Officers is 2,326,095.

                      BOARD OF DIRECTORS, ITS COMMITTEES,
                             MEETINGS AND FUNCTIONS

     The Board of Directors of the Company met five (5) times during 1999. Except for Messrs. Allen, Donnell, Hill, Kirby, Koch, Reese, Shackelford, Traylor and Wendzel, each of the Directors of the Company is also a member of the Board of Directors of Fifth Third Bank which met five (5) times during 1999. The Company has an Executive Committee consisting of Messrs. Donnell, Head, Kiggen, Schaefer, Schiff and Sullivan, which meets only on call. While this Committee has, under Ohio law, the powers to act between meetings of the Board on virtually all matters that the Board could act upon, it is not considered as an active committee by the Company, but reserves its function for emergency purposes. The Executive Committee met two (2) times in 1999. The Company has a Compensation and Stock Option Committee, which consisted of Messrs. Head, Hill and Rogers, and met two (2) times during 1999. The Board of Directors does not have a nominating committee. This function is normally served by the Board of Directors and in emergencies by the Executive Committee.

     The Audit Committee of the Company serves in a dual capacity as the Audit Committee of the Company and Fifth Third Bank, meeting in formal meetings in March, July and November as well as informally at other times. Three (3) formal meetings were held during 1999. One of the functions of this Committee is to carry out the statutory requirements of a bank audit committee as prescribed under Ohio law. Other functions include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Company, reviewing the scope and results of the procedures for internal auditing, reviewing the independence of the independent auditors and similar functions. The Board of Directors has adopted a written charter for the Audit Committee which is attached hereto as Annex 1. The Audit Committee members for 1999 were Messrs. Barrett, Kiggen, Sullivan and Mrs. Herschede.

     Executive compensation and stock options are determined by the Compensation and Stock Option Committee of the Board of Directors. The formal report of the Compensation and Stock Option Committee with respect to 1999 compensation and stock option grants begins on Page 11 herein.

     No Member of the Board of the Company attended less than 75% of the aggregate meetings of the Board of Directors and all committees on which he or she served during 1999.

                             EXECUTIVE COMPENSATION

Set forth below are tables showing for the Chief Executive Officer and the four other highest-paid executive officers of the Company: (1) in summary form, the compensation paid for the last three years; (2) the options granted and options exercised; and (3) beneficial ownership of the Company's Common Stock.

SUMMARY

     The following table is a summary of certain information concerning the compensation awarded, paid to, or earned by the Company's chief executive officer and each of the Company's other four most highly compensated executive officers (the "named executives") during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                           ANNUAL COMPENSATION      COMPENSATION
                                         -----------------------    ------------
                                                                       SHARES
                                                                     UNDERLYING          ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY ($)    BONUS ($)    OPTIONS (1)     COMPENSATION ($)(2)
-------------------------------  ----    ----------    ---------    ------------    -------------------
George A. Schaefer, Jr.........  1999     952,902      1,140,000      250,000             293,006
President and Chief Executive    1998     905,767        900,000      225,000             252,807
Officer                          1997     854,414        825,000      225,000             235,118

Stephen J. Schrantz............  1999     472,306        350,000       80,000             115,123
Executive Vice President         1998     452,298        300,000       90,000             105,322
                                 1997     436,548        285,000       90,000             101,017
Michael D. Baker...............  1999     377,888        270,000       80,000              90,704
Executive Vice President         1998     352,886        240,000       90,000              86,364
                                 1997     327,885        220,000       90,000              76,704
Michael K. Keating.............  1999     377,888        270,000       80,000              90,704
Executive Vice President         1998     352,889        235,000       90,000              82,304
                                 1997     333,943        220,000       90,000              77,552
Robert J. King, Jr.............  1999     332,319        250,000       80,000              81,525
Executive Vice President         1998     314,078        205,000       90,000              72,671
                                 1997     275,235        175,000       90,000              63,033

---------------

(1) Adjusted for three-for-two splits on July 15, 1997 and April 15, 1998.

(2) All Other Compensation consists solely of the amounts representing the allocations to each named executive under The Fifth Third Master Profit Sharing and Non-qualified Deferred Compensation Program.

STOCK OPTIONS

     The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock made to the named executives in 1999:

                       OPTION GRANTS IN LAST FISCAL YEAR

                              NUMBER       PERCENT OF                                POTENTIAL REALIZABLE
                            OF SHARES    TOTAL OPTIONS     EXERCISE                    VALUE AT ASSUMED
                            UNDERLYING     GRANTED TO         OR                     ANNUAL RATES OF STOCK
                             OPTIONS       EMPLOYEES      BASE PRICE   EXPIRATION     PRICE APPRECIATION
           NAME             GRANTED(1)   IN FISCAL YEAR    ($/SH.)        DATE          FOR OPTION TERM
           ----             ----------   --------------   ----------   ----------   -----------------------
                                                                                      5%($)        10%($)
                                                                                    ----------   ----------
George A. Schaefer, Jr....   250,000          5.8%         73.3125      03/11/09    11,526,459   29,210,311
Stephen J. Schrantz.......    80,000          1.9          73.3125      03/11/09     3,688,467    9,347,300
Michael D. Baker..........    80,000          1.9          73.3125      03/11/09     3,688,467    9,347,300
Michael K. Keating........    80,000          1.9          73.3125      03/11/09     3,688,467    9,347,300
Robert J. King, Jr........    80,000          1.9          73.3125      03/11/09     3,688,467    9,347,300

---------------

(1) All such options were granted March 11, 1999 and first become exercisable as to 25% of the shares covered after March 11, 1999, as to 50% after one year of continued employment, as to 75% after two years of continued employment and are exercisable in full after the end of three years of continued employment. In the event the Company shall consolidate with, merge into, or transfer all or substantially all of its assets to another corporation, then all options granted under this Plan shall become immediately exercisable. The option exercise price is not adjustable over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

     The following table sets forth certain information regarding individual exercises of stock options during 1999 by each of the named executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                          SHARES
                         ACQUIRED
                            ON        VALUE           NUMBER OF SHARES             VALUE OF UNEXERCISED
                         EXERCISE    REALIZED      UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
         NAME              (#)         ($)           OPTIONS AT 12/31/99               AT 12/31/99
         ----            --------   ----------   ---------------------------   ----------------------------
                                                 EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                                                     (#)            (#)            ($)             ($)
                                                 -----------   -------------   ------------   -------------
George A. Schaefer, Jr... 101,251    $4,982,977     911,877        356,252      $40,180,961     $4,257,869
Stephen J. Schrantz......  33,751     1,668,406     347,377        127,502       15,378,626      1,702,245
Michael D. Baker.........       0             0     259,627        127,502       10,345,970      1,702,245
Michael K. Keating.......  12,701       555,127     242,855        127,502        9,378,854      1,702,245
Robert J. King, Jr.......  10,650       533,494     220,097        127,502        8,241,667      1,702,245

BENEFICIAL OWNERSHIP

     The following table sets forth certain information regarding the named executives' beneficial ownership of the Common Stock of the Company as of December 31, 1999.

TITLE OF CLASS       NAME OF OFFICER      NUMBER OF SHARES(1)   PERCENT OF CLASS
--------------       ---------------      -------------------   ----------------
Common Stock     George A. Schaefer, Jr.       1,507,217             .4865
Common Stock     Stephen J. Schrantz             508,295             .1644
Common Stock     Michael D. Baker                412,203             .1334
Common Stock     Michael K. Keating              328,306             .1062
Common Stock     Robert J. King, Jr.             306,188             .0991

---------------

(1) The amounts shown represent the total shares owned outright by such individuals together with shares which are issuable upon the exercise of currently exercisable, but unexercised stock options. These individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Schaefer, 911,877; Mr. Schrantz, 347,377; Mr. Baker, 259,627; Mr. Keating, 242,855; and Mr. King, 220,097.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company's stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, for the period January 1, 1999 through December 31, 1999, all filing requirements applicable to its Executive Officers and Directors were complied with, except for John J. Schiff, Jr. Mr. Schiff has reported on Form 5 that his holdings of beneficial ownership of shares for which he is a co-trustee for a family trust were omitted from his initial Form 3 and that his acquisition of beneficial ownership of shares held by him as co-executor of his father's estate were not timely reported on Form 4.

RETIREMENT PLANS

     The following table shows estimated annual benefits payable upon retirement under The Fifth Third Bancorp Master Retirement Plan (the "Retirement Plan") and The Fifth Third Bancorp Supplemental

Retirement Income Plan (the "Supplemental Plan") based upon combinations of compensation levels and years of service:

                               PENSION PLAN TABLE

 APPROXIMATE ANNUAL RETIREMENT BENEFIT UPON RETIREMENT AT AGE 65 BEFORE ADJUSTMENTS(1)(2)(3)
----------------------------------------------------------------------------------------------
  REMUNERATION(4)(5)           15            20            25            30            35
-----------------------   ------------  ------------  ------------  ------------  ------------
      $  300,000             44,585        59,449        74,305        89,169        89,169
         400,000             59,835        79,783        99,720       119,669       119,669
         500,000             75,085       100,118       125,136       150,169       150,169
         600,000             90,334       120,452       150,551       180,669       180,669
         700,000            105,584       140,786       175,967       211,169       211,169
         800,000            120,335       160,447       200,558       240,670       240,670
         900,000            135,585       180,780       225,975       271,170       271,170
       1,000,000            150,835       201,113       251,392       301,670       301,670
       1,100,000            166,085       221,447       276,808       332,170       332,170
       1,200,000            181,335       241,780       302,225       362,670       362,670
       1,300,000            196,585       262,113       327,642       393,170       393,170
       1,400,000            211,835       282,447       353,058       423,670       423,670
       1,500,000            227,085       302,780       378,475       454,170       454,170
       1,600,000            242,335       323,113       403,892       484,670       484,670
       1,700,000            257,585       343,447       429,308       515,170       515,170
       1,800,000            272,835       363,780       454,725       545,670       545,670

---------------

(1) Benefits shown are computed on the basis of a straight life annuity. Other available forms of benefits payment under the Retirement Plan, which are the actuarial equivalent of the straight life annuity, are the joint and surviving spouse annuity, the contingent annuitant option, the life -- 10-year-certain option, and the single lump-sum option. The method of payment from the Supplemental Plan is either a single lump sum or an installment.

(2) Under the current law, the maximum annual pension benefit payable under the Internal Revenue Code, applicable to the Retirement Plan, is $130,000 for 1999. Any annual pension benefit accrued over $130,000 is payable under the Supplemental Plan.

(3) For the purpose of computing a benefit under these Plans on December, 31, 1999, Mr. Schaefer had 29 years of credited service; Mr. Schrantz, 16 years; Mr. Baker, 25 years; Mr. Keating, 13 years; and Mr. King, 23 years.

(4) The amounts shown are the gross benefit amounts provided by both the Retirement Plan and the Supplemental Plan. Plan benefits are determined as 30.5% of final average pay minus 11.1% of the participant's social security final average compensation (up to his social security covered compensation) with a reduction of 1/30th for each year of credited service less than 30. Benefits are also reduced for termination of service prior to age 60, for a commencement of benefit payments prior to age 60, and eliminated under the vesting schedule if the participant has less than five (5) vesting years.

(5) Compensation for retirement benefit calculations under the Retirement Plan is defined as the base rate of pay plus variable compensation and is based on the final average pay for the highest five consecutive years out of the ten years preceding retirement. The 1999 base pay plus variable compensation are substantially the same as the amounts shown under the "Salary and Bonus" columns of the Summary Compensation Table. No more than an inflation adjusted $150,000 limit is taken into consideration under the Retirement Plan. Compensation in excess of an inflation adjusted $150,000 limit is taken into account under the Supplemental Plan.

COMPENSATION OF DIRECTORS

     Non-employee Directors of the Company receive a single annual retainer of $15,000 and a fee of $1,000 per meeting attended (including committee meetings). Pursuant to a Deferred Compensation Plan, Directors may annually defer from one-half to all of their compensation as directors until age 65 or until they cease to serve on the Board, whichever occurs last. The deferred funds bear interest until paid at an annually adjusted rate equal to 1% over the U.S. treasury bill rate or Directors may elect to receive a return on deferred funds at a rate equal to the rate of return on the Company's stock. Directors who are also employees receive no additional compensation for service on the Board.

     The Company's 1998 Long-Term Incentive Stock Plan provides that the Committee has full authority to provide awards of stock options to non-employee Directors. In 1999, each non-employee director received options for 2,000 shares. The exercise price is equal to 100% of the market price on the date of grant. The options expire ten years from the date of grant.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

POLICY

     The Company's cash compensation package for its Executive Officers consists of two components: (1) base salary; and (2) annual performance-based bonuses. The Company also provides stock option grants to its executive officers as a means to promote ownership in the Company.

     The Stock Option and Compensation Committee (the "Committee") is composed of directors who are not employees of the Company. This Committee is responsible for the approval and administration of the base salary level and annual bonus compensation programs as well as the stock option program for Executive Officers. In determining compensation levels, the Committee considers salary and bonus levels which will attract and retain qualified executives when considered with the other components of the Company's compensation structure; specific annual performance criteria; and rewarding Executive Officers for continuous improvement in their respective areas which contribute to continual increases in shareholder value.

     The Company's philosophy for granting stock options is based on the principles of encouraging key employees to remain with the Company and to encourage ownership thereby providing them with a long-term interest in the Company's overall performance and incenting those executive officers to manage with a view toward maximizing long-term shareholder value.

     The Company uses the services of Buck Consultants, an executive compensation consulting firm, to perform competitive peer analysis on an annual basis. They in conjunction with the Company identified a group of peer companies based on market capitalization, geographic location, performance and similarity in lines of business.

BASE SALARY

     Executive Officers salaries are determined by evaluating the 1999 comparative data and the responsibilities of their positions. Individual salary increases are reviewed annually and are based on the Company's overall performance and the executive's attainment of individual objectives during the preceding year.

ANNUAL BONUSES

     Executive Officers (other than officers designated to participate in the Fifth Third Bancorp Variable Compensation Plan as discussed below) are eligible to earn annual bonuses. At the end of the year, the Committee establishes a target bonus matrix comprised of incrementally increasing amounts of earnings per share which, if attained, make available an incentive pool for bonus payments. At the end of 1999, the Company's goal was to increase net income and earnings per share by 15% over 1998. The matrix was established by the Committee to reflect a bonus pool which increased if incrementally higher net income or earnings per share resulted in 1999 as compared to 1998. In 1999, the target bonus ranged from 35% to 65% of base salary. However, if the Bancorp goals are not met, individual bonuses are reduced proportionately, with no bonuses paid unless earnings increase.

     The target net income and earnings per share were exceeded in 1999.

     Annual performance goals are also established for each Executive Officer, including personal and departmental goals. The nature of these goals differs depending upon each officer's job responsibilities. Goals are both quantitative in nature, such as sales and revenue goals and cost containment; and qualitative in nature, such as the development and retention of key personnel, assessment and development of quality products and services, and management effectiveness.

     At the end of each year, the extent to which the profit plan goals are actually attained is measured. If all goals are completely met, the executive officer receives a target bonus amount. To the extent goals are partially met, then only that portion as expressed in the bonus matrix is paid out. Although specific relative weights are not assigned to each performance factor, a greater emphasis is placed on increasing net income.

THE FIFTH THIRD BANCORP VARIABLE COMPENSATION PLAN

     In 1998 the Committee and the Company's shareholders approved and adopted the Fifth Third Bancorp Variable Compensation Plan ("Variable Compensation Plan"). For 1999, the Committee designated the participants in the Variable Compensation Plan as the President and CEO and all officers who were designated as an Executive Vice President of the Company as of January 1, 1999. The Committee also designated Performance Goals (as defined in the Variable Compensation Plan) for 1999 in the form of a matrix comprised of incrementally increasing amounts of earnings per share and net income and were based on the higher of these two measurements as defined in the matrix as approved by the Committee. If the Performance Goals as established in that matrix were not met, individual payments were reduced proportionately with no payments made pursuant to the Variable Compensation Plan unless net income or earnings per share increase.

     The Committee reviewed the performance of the Company and compared it to the Performance Goals for the 1999 Plan Year. Based on the Company's performance, the Committee certified that the Performance Goals were exceeded for 1999.

STOCK OPTION GRANTS

     Options to purchase Common Stock are granted annually to Executive Officers. In years prior to 1998 these grants were made under the Company's Amended 1990 Stock Option Plan. At the Shareholders Meeting held on March 17, 1998, the Company's 1998 Long-Term Incentive Stock Option Plan was approved by the required number of votes. The stock option grants to Executive Officers in 1999 were made under the 1998 Long-Term Incentive Stock Plan. Grants are made to Executive Officers at an option price of 100% of the market value on the date of grant. The Company's philosophy in granting stock options is to increase Executive Officer ownership in the Company and not to serve as a vehicle for additional compensation. Executive Officers are incented to manage with a view toward maximizing long-term shareholder value. In determining the total number of options to be granted annually to all recipients, including the Executive Officers, the Committee considers the number of options already held by the Executive Officer, dilution, number of shares of Common Stock outstanding and the performance of the Company during the immediately preceding year. This year's grant totaled 4,292,660, or 1.39% of shares outstanding. The Committee sets guidelines for the number of shares available for the granting of stock options to each Executive Officer based on the total number of options available, an evaluation of competitive data for similar grants and the executive officer salary and position. These stock option grants provide incentive for the creation of shareholder value since the full benefit of the grant to each Executive Officer can only be realized with an appreciation in the price of the Company's common shares.

CHIEF EXECUTIVE OFFICER'S COMPENSATION AND STOCK OPTION GRANTS

     The Committee considered the following factors in determining the base salary for 1999 for George A. Schaefer, Jr., President and Chief Executive Officer of the Company: the Company's success in attaining its profit plan for 1998 as discussed below and the level of compensation paid to the highest paid executive at the companies selected for peer comparison. Based on these factors, the Committee established Mr. Schaefer's base salary effective November 27, 1998 at $950,000, which is a 5.6% increase from his 1998 salary level of $900,000. This placed Mr. Schaefer's compensation near the middle of base salaries paid by those companies selected for peer comparison.

     For 1999, Mr. Schaefer was eligible to earn a cash bonus ranging up to 120% of his base salary based on Performance Goals as designated under the Variable Compensation Plan. The Company's Performance Goals were established at a 15% increase over the 1998 operating net income or operating earnings per share. For 1999, the Company operating net income increased by 16.6% over 1998 and operating earnings per share increased by 14.8% over 1998. Based on these factors, the Committee certified that the Company had exceeded its Performance Goals and determined that Mr. Schaefer earned a bonus of $1,140,000, which represented 120% of his base salary for fiscal year 1999.

     On March 11, 1999, Mr. Schaefer was granted an option to purchase 250,000 shares of Common Stock of the Company. That grant was made in accordance with the guidelines of the Committee referenced above, including specifically the Company's increase in its year-to-date earnings for the 1999 fiscal year and the 1999 Comparative Data.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers. The Company designed the 1998 Long-Term Incentive Stock Plan and the Variable Compensation Plan to meet the criteria for deductibility under Section 162(m). Accordingly, the Committee believes that all compensation for 1999 paid to Mr. Schaefer and to the other named executive officers is properly deductible under the Code. Any non-deductible amounts that have been paid, or may be paid in the future, under those plans are not expected to be significant.

 Joseph H. Head, Jr.               Allen M. Hill               James E. Rogers

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1999 the Compensation and Stock Option Committee members were Joseph H. Head, Jr., Allen M. Hill and James E. Rogers.

                              CERTAIN TRANSACTIONS

     Fifth Third Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary, Fifth Third Bank, to various of its Directors and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectibility or did not present other unfavorable features. During 1999 insurance premiums, amounting to $347,318, at competitive rates, for various coverages for the Company were paid to the John J. & Thomas R. Schiff & Company, Inc., of which Mr. Schiff was Chairman until he retired in December, 1996. Mr. Schiff maintains a greater than ten percent ownership interest in that insurance agency. On December 30, 1999, the Company purchased corporate owned life insurance from Cincinnati Life Insurance Company, a subsidiary of Cincinnati Financial Corporation, at competitive rates for such coverage. The total one-time premium paid during 1999 was approximately $302,868,723.

                             FINANCIAL PERFORMANCE

TOTAL RETURN ANALYSIS

     The graphs below summarize the cumulative return experienced by the Company's stockholders over the years 1994 through 1999, and 1989 through 1999, respectively, compared to the S&P 500 Stock Index, the S&P Major Regional Banks and the NASDAQ Banks.

                     FIFTH THIRD BANCORP VS. MARKET INDICES
--------------------------------------------------------------------------------

5 YEAR RETURN

                                                                S&P MAJOR REGIONAL
                                            FIFTH THIRD               BANKS                 S&P 500              NASDAQ BANKS
                                            -----------         ------------------          -------              ------------
'1994'                                         100.00                 100.00                 100.00                 100.00
'1995'                                         156.00                 152.00                 134.00                 145.00
'1996'                                         205.00                 201.00                 161.00                 183.00
'1997'                                         406.00                 295.00                 211.00                 299.00
'1998'                                         537.00                 319.00                 268.00                 264.00
'1999'                                         560.00                 267.00                 320.00                 243.00

10 YEAR RETURN

                                                                S&P MAJOR REGIONAL
                                            FIFTH THIRD               BANKS                 S&P 500              NASDAQ BANKS
                                            -----------         ------------------          -------              ------------
'1989'                                           100                   100                    100                    100
'1990'                                            92                    71                     97                     65
'1991'                                           194                   128                    126                     90
'1992'                                           236                   163                    136                    136
'1993'                                           230                   172                    150                    176
'1994'                                           219                   163                    152                    178
'1995'                                           342                   256                    208                    258
'1996'                                           448                   350                    256                    326
'1997'                                           887                   526                    345                    533
'1998'                                          1175                   581                    439                    470
'1999'                                          1225                   498                    531                    433

                      PROPOSAL TO AMEND ARTICLE FOURTH OF
                       AMENDED ARTICLES OF INCORPORATION

     The Board of Directors recommends the amendment of Article Fourth of the Company's Amended Articles of Incorporation in the manner shown in Annex 2 hereto. The proposed Amendment to Article Fourth would change the number of authorized shares of the Company's Common Stock from five hundred million (500,000,000) shares to six hundred fifty million (650,000,000) shares. This change would be effective upon the date of filing of the Amendment to the Amended Articles with the Secretary of State of the State of Ohio.

     The Board of Directors believes that it is in the best interest of the Company and its Shareholders that the Company have a sufficient number of authorized but unissued shares available for possible use in future acquisition and expansion opportunities that may arise, for general corporate needs such as future stock dividends or stock splits, and for other proper purposes within the limitations of the law. The Company has no current plans to use its authorized but unissued shares of Common Stock without par value for any particular purpose. Such shares would be available for issuance without further action by the Shareholders, except as otherwise limited by applicable law. Among other requirements, Ohio law provides that in connection with a merger or consolidation, issuance of shares that constitute one-sixth or more of the Company's voting power in the election of directors would require further Shareholder approval. The current proposal does not constitute such approval, and the Company would seek special approval of any merger that would trigger this provision of Ohio law.

     If additional shares of Common Stock are issued by the Company, it may potentially have an anti-takeover effect by making it more difficult to obtain Shareholder approval of various actions, such as a merger or removal of management. Additionally, the issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing Shareholders. The terms of any Common Stock issuance which will be determined by the Company's Board of Directors, will depend upon the reason for issuance and will be dependent largely on market conditions and other factors existing at the time. The increase in authorized shares of Common Stock has not been proposed in connection with any anti-takeover related purpose and the Board of Directors and management have no knowledge of any current efforts by anyone to obtain control of the Company or to effect large accumulations of the Company's Common Stock.

     The resolutions attached to this Proxy Statement as Annex 2 will be submitted for adoption at the Annual Meeting. The affirmative vote of the holders of shares of the Common Stock, without par value, of the Company entitling them to exercise two-thirds of the voting power of such shares is necessary to adopt the proposed amendment. Proxies will be voted in favor of the resolutions unless otherwise instructed by the Shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the Amendment. The Board of Directors recommends adoption of the resolutions.

                                    AUDITORS

     The Board of Directors proposes and recommends that the Shareholders approve the selection by the Board of the firm of Deloitte & Touche LLP to serve as independent auditors for the Company for the year 2000. The firm has served as independent auditors for Fifth Third Bank since 1970 and the Company since 1975. Representatives of Deloitte & Touche LLP will be present at the Shareholders' Meeting to make such comments as they desire and to respond to questions from Shareholders of the Company. Action by the Shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the Shareholders the final choice in the designation of auditors. If the resolution approving Deloitte & Touche LLP as the Company's independent auditors is rejected by the Shareholders then the Board of Directors will reconsider its choice of independent auditors. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy, and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. The Board of Directors recommends the adoption of the resolution.

                           2001 SHAREHOLDER PROPOSALS

     In order for Shareholder proposals for the 2001 Annual Meeting of Shareholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Cincinnati, Ohio, prior to October 12, 2000. Any Shareholder who intends to propose any other matter to be acted upon at the 2001 Annual Meeting of Shareholders must inform the Company no later than December 26, 2000. If notice is not provided by that date, the persons named in the Company's proxy for the 2001 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2001 Annual Meeting.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented to the Meeting and does not intend to bring other matters before the Meeting. However, if any other matters properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company. No Shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

                                          By order of the Board of Directors
                                          MICHAEL K. KEATING
                                          Secretary

                                                                         ANNEX 1

                      FIFTH THIRD BANCORP AND SUBSIDIARIES
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                    STATEMENT OF DUTIES AND RESPONSIBILITIES

DUTIES

     The audit committee of the board of directors (the "audit committee") for Fifth Third Bancorp (the "Bancorp") and its subsidiaries assists the board of directors in providing oversight of Bancorp management's financial reporting and the internal and external audit functions. The audit committee also reviews the Bancorp's process of assessing the effectiveness of internal controls and their effect on financial reporting and the program that management has established to monitor compliance with policies and procedures. Within this broad scope, the audit committee reviews management's evaluation of factors related to independence of and engagement and interaction with the independent auditor.

RESPONSIBILITIES

     Audit Committee Composition. The audit committee should consist of not fewer than three independent directors. No member should be a large customer as defined by the FDIC Improvement Act. At least two (2) members of the audit committee should have banking or related financial management expertise as defined by the FDIC Improvement Act. These factors should be evaluated annually.

     Meetings. The audit committee should meet on a regular basis and special meetings should be called as circumstances require. The audit committee should meet privately with the internal auditor and the independent auditor at least once during each year. Minutes and other relevant records of meetings and decisions should be maintained.

     External Auditor. The audit committee should recommend the appointment and/or discharge of the Bancorp's external auditor. The committee should also evaluate the external auditor's independence, along with the proposed terms of its engagement.

     Audit Plans. The audit committee should review the annual audit plans of the internal audit division and the independent public accountant, including the degree of coordination of the respective plans. The audit committee should inquire as to the extent to which the planned audit scope can be relied upon to detect material misstatements in the financial statements and other public disclosures, weaknesses in internal controls and fraud. Additionally, inquiry should be made regarding audit plans of electronic data processing and controls to ensure that such plans address the related impact on financial risk and internal controls.

     External Audit Results. The audit committee should review the annual financial statement audit results of the Bancorp. The committee should also review with management and the external auditor their assessment of the adequacy of internal controls and the resolution of identified material weaknesses and reportable conditions in internal controls, compliance with laws and regulations and other audit reports deemed significant by the committee.

     Communication. It is the external auditor's responsibility, as required by generally accepted auditing standards, to make certain communications to the audit committee on an annual basis. Such matters include the external auditor's responsibility under generally accepted auditing standards, changes in significant accounting principles, significant audit adjustments, any disagreements with management, difficulties encountered during the audit, consequential illegal acts or irregularities, major issues discussed with management prior to retention of the external auditors as auditors of the Bancorp, or instances of management consultation with other accountants regarding significant accounting or auditing matters.

     Internal Audit. The audit committee should review the report of internal audit division activities including the opinion of the internal audit director regarding the adequacy of the internal control structure.

The audit committee should also review the appointment and replacement of the senior internal auditing executive.

     New Accounting Pronouncements. Changes in accounting standards that have a material effect on the financial statements and new or changing regulations which will effect compliance issues or the approach taken towards evaluating the internal control structure should be explained to the audit committee by financial management or the external auditor.

     Legal Counsel. The audit committee should meet regularly with the Bancorp's general counsel, and outside counsel when appropriate, to discuss legal matters that have a significant impact on the company's financial statements. An assessment of legal liability should be reviewed including establishment of any appropriate reserves until the matter is adjudicated. The audit committee may retain counsel at its discretion without prior permission of the institution's board of directors or its management at the expense of the Bancorp.

     Areas Requiring Special Attention. The audit committee may request detailed reports from management, the external auditor, or the internal auditor related to significant matters affecting the financial reporting process, internal controls, or other areas of special interest.

New or amended language is indicated by underlining

                                                                         ANNEX 2

                      PROPOSED AMENDMENT TO ARTICLE FOURTH
                      OF AMENDED ARTICLES OF INCORPORATION

RESOLVED, That Paragraphs (A) and (A)(1) of Article Fourth of the Amended Articles of Incorporation of Fifth Third Bancorp be, and they hereby are, amended in their entirety to read as follows:

     "FOURTH: (A) The total authorized number of shares of the corporation is Six Hundred Fifty Million Five Hundred Thousand (650,500,000) shares, which shall be classified as follows:

        (1) Six Hundred Fifty Million (650,000,000) shares of common stock without par value. Each share of the common stock shall entitle the holder thereof to one (1) vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release, or other action, subject to the provisions of the law with respect to cumulative voting.

RESOLVED, FURTHER, That the proper officers of the Company be and hereby are authorized and directed to take all actions, execute all instruments, and make all payments which are necessary or desirable, in their discretion, to make effective the foregoing amendment to the Amended Articles of Incorporation of the Company, including, without limitation, filing a certificate of such amendment with the Secretary of State of Ohio.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


[Logo]  PROXY                      The undersigned hereby appoints Joseph H. Head, Jr.,
                                   James D. Kiggen and Dennis J. Sullivan and each of
                                   them, with FULL power of substitution, as proxies to
  Fifth Third Bancorp              vote, as designated below, FOR and in the name of the
38 FOUNTAIN SQUARE PLAZA           undersigned all shares of stock of FIFTH THIRD BANCORP
 Cincinnati, OH  45263             which the undersigned is entitled to vote at the Annual
                                   Meeting of the Stockholders of said COMPANY scheduled
                                   to be held March 21, 2000 at the offices of said
                                   Company, William S. Rowe Building, Cincinnati, Ohio, or
                                   at any adjournment thereof.

                                   THE BOARD OF DIRECTORS RECOMMENDS A FOR VOTE ON THE ELECTION
                                   OF DIRECTORS AND ON THE PROPOSALS.  PLEASE MARK AN X IN ONE
                                   BOX UNDER EACH ITEM.

1.  ELECTION of eight (8) Class II  Directors     [  ]  FOR all nominees listed below.    [  ] WITHHOLD AUTHORITY to vote for
                                                                                               all nominees listed below.
CLASS II-John F. Barrett, Richard T. Farmer, Robert B. Morgan, Brian H. Rowe,
George A. Schaefer, Jr., John J. Schiff, Jr., Donald B. Shackelford, Dudley S. Taft
INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominees name in the space below.

-----------------------------------------------------------------------------------------------------------------------------------

2.  PROPOSAL to amend Article Fourth of the Amended Articles of Incorporation to increase the authorized number of shares of
    Common Stock, without par value, from 500,000,000 shares to 650,000,000 shares.

                       [  ] FOR            [  ]  AGAINST            [ ] ABSTAIN

3. PROPOSAL to approve an appointment of DELOITTE & TOUCHE LLP as independent auditors of the Company.

                       [  ] FOR            [  ]  AGAINST            [ ] ABSTAIN



[Logo]  FIFTH THIRD BANCORP
        C/O CORPORATE TRUST SERVICES
        MAIL DROP 10AT66-3212
        38 FOUNTAIN SQUARE PLAZA
        CINCINNATI, OH  45263









                             fold and detach here
--------------------------------------------------------------------------------
   In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting.
   This PROXY when executed will be voted in the manner directed hereby the undersigned STOCKHOLDER(S).
If no direction is made, this PROXY will be voted FOR Proposals 1, 2 and 3.
                    ALL FORMER PROXIES ARE HEREBY REVOKED.



                                               DATED:_____________________, 2000



                                               _________________________________
                                                   (Signature of Stockholder)

                                               _________________________________
                                                   (Signature of Stockholder)

                                               (Please sign exactly as your
                                               name or names appear opposite.
                                               All joint owners should sign.
                                               When signing in a fiduciary
                                               capacity or as a corporate
                                               officer, please give your full
                                               title as such.)